Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

To the Board of Trustees of the
Performance Funds Trust:

We consent to the incorporation by reference in this Registration Statement on Form N-14 of Performance Funds Trust, of our report dated July 28, 2011 relating to the financial statements of Performance Funds Trust. We also consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Registration Statement on Form N-1A (File No. 811-06603) incorporated by reference into this Registration Statement.

/s/ KPMG LLP

Columbus, Ohio

June 25, 2012